UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2007
BANCTRUST FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Alabama	0-15423	63-0909434
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

100 St. Joseph Street, Mobile, Alabama	36602
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (251) 431-7800

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

___	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06.	Material Impairments.

On July 20, 2007, BancTrust concluded that a $13 million loan in its commercial real estate portfolio is impaired and that a charge for impairment is required under accounting principles generally accepted in the United States. The borrower has been unable to proceed with its development plans, and its principals, who are guarantors of the loan, are in a workout mode with their creditors. The borrower is included in this workout effort. Interest payments on the loan have remained current until this month. Interest on this loan became past due on July 16, 2007, and BancTrust was informed on July 19, 2007 that the borrower will no longer make interest payments. The loan is secured by a piece of undeveloped Gulf-front property. BancTrust is in the process of selling this loan and anticipates that, absent unforeseen circumstances, a sale will be closed within two to three weeks. If this sale does not close for some unexpected reason, BancTrust intends to pursue resolution of this loan through collection efforts and all other reasonable means available to it. BancTrust anticipates a loss on this asset of approximately $1.3 million, after taxes, and will recognize this loss by means of an additional provision to the allowance for loan losses in the second quarter of 2007. BancTrust estimates that total cash expenditures associated with the resolution of all matters surrounding this impaired asset, including legal and other costs, will be less than $50,000.

Cautionary Statement Regarding Forward-looking Information.

Information set forth in this filing contains forward-looking statements, which involve a number of risks and uncertainties. BancTrust cautions readers that any forward-looking information is not a guarantee of future performance in that actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements are based on management's current expectations and include, but are not limited to, statements about BancTrust's estimates and intended course of action regarding the sale and handling of the impaired loan described in this filing, and its impact on future financial and operating results, as well as BancTrust's plans, objectives, estimates, expectations and intentions generally and other statements that are not historical facts.

The following factors, among others, could cause the actual results to differ from those set forth in the forward-looking statements: the ability of BancTrust to sell the impaired loan, changes in the condition of the borrower, deterioration of commercial real estate values and changes in economic and market conditions generally. Additional factors that may affect future financial results are contained in BancTrust's filings with the SEC, which are available at the SEC's website, http://www.sec.gov. BancTrust disclaims any obligation to update and revise statements contained in these materials based on new information or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BANCTRUST FINANCIAL GROUP, INC.
DATE: July 26 , 2007	By: /s/F. Michael Johnson
F. Michael Johnson
Chief Financial Officer